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EXHIBIT 32.1

Certification of Principal Executive Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Owens-Illinois Group, Inc. (the "Company") hereby certifies that to such officer's knowledge:

          (i)    the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2005	/s/ STEVEN R. MCCRACKEN Steven R. McCracken Chairman and Chief Executive Officer Owens-Illinois Group, Inc.

A signed original of this written statement required by Section 906 has been provided to Owens-Illinois Group, Inc. and will be retained by Owens-Illinois Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification of Principal Executive Officer